UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

RBC Life Sciences, Inc. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-50417 (Commission File Number)	91-2015186 (IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)	75038 (Zip Code)

Registrant's telephone number, including area code 972-893-4000

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2010, the Board of Directors of the Company adopted amendments to Sections 3.2 and 3.5 of Article 3 of the Company’s Bylaws, the effect of which was to divide the Company’s Board of Directors into three classes.  Commencing with the first annual meeting of shareholders following adoption of these amendments, Class I directors shall be separately elected for a partial term of one year, Class II directors shall be separately elected for a partial term of two years and Class III directors shall be separately elected for a full term of three years.  At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.  A copy of the amendments to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2010

RBC Life Sciences, Inc.

By:	/s/ Steven E. Brown
Name: Steven E. Brown
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amendment No. 2 to Bylaws of the Company